UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ----------------------------------------------------

                                   FORM 8-K/A
                                Amendment No. 1

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 2, 2005


                        PLANETLINK COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


                                    GEORGIA
         (State or other jurisdiction of incorporation or organization)


                 000-31763                               58-2466623
         (Commission File Number)             (IRS Employer Identification No.)

    1415 BOOKHOUT DRIVE, CUMMING, GEORGIA                  30041
  (Address of principal executive offices)              (Zip Code)

                                 (678) 455-7075
              (Registrant's telephone number, including area code)


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ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      On February 2, 2005, Marcum and Kliegman LLP, certified public accountants ("Marcum & Kliegman") informed Planetlink Communications, Inc. (the "Registrant") that Marcum & Kliegman resigned as the Registrant's independent accountant.

      Marcum  &  Kliegman  LLP  reviewed  the  quarterly   financials   for  the
Registrant's Forms 10-QSB for the quarterly periods ended June 30 and September 30, 2004 without issuing an opinion.


      During the period beginning on June 25, 2004, the date of Marcum & Kliegman's engagement through February 2, 2005 there have not been any disagreements between the Registrant and Marcum & Kliegman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum & Kliegman, would have caused Marcum & Kliegman to make reference to the subject matter of the disagreements in connection with their reports on the financial statements for such periods.

      The Registrant has not yet engaged a new accountant.

     The Registrant provided Marcum & Kliegman with a copy of this Amended Current Report on Form 8-K/A before its filing with the Commission. The Registrant requested Marcum & Kliegman to furnish the Registrant with a letter addressed to the Commission stating whether it agreed with the statements made by the Registrant in this Amended Current Report and, if not, stating the respects in which they did not agree. The Registrant has filed Marcum & Kliegman's letter as an exhibit to this Amended Current Report.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial Statements.

     None.


(b)  Exhibits.

     The following exhibit is filed herewith:

Exhibit No.         Identification of Exhibit
-----------         -------------------------

16.1 Letter from Marcum & Kliegman regarding disclosures made in this Amended Current Report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amended Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2005

                                                PLANETLINK COMMUNICATIONS, INC.



                                                By /s/ M. Dewey Bain
                                                   -----------------------------
                                                   M. Dewey Bain, President